Exhibit 3(a)


                              OPERATING AGREEMENT

                                      OF

                        MACRO SECURITIES DEPOSITOR, LLC

                    (a Delaware Limited Liability Company)

                                      by

                        MACRO SECURITIES RESEARCH, LLC

                                   as Member

                          dated as of April 28, 2004


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                                          TABLE OF CONTENTS

                                                                                                  Page

                                               ARTICLE I
DEFINITIONS
                  Section 1.1       Definitions......................................................1

                                              ARTICLE II
ORGANIZATIONAL MATTERS

                  Section 2.1       Formation........................................................3
                  Section 2.2       Name.............................................................4
                  Section 2.3       Principal Place of Business......................................4
                  Section 2.4       Registered Office in Delaware....................................4
                  Section 2.5       Registered Agent.................................................4
                  Section 2.6       Purposes and Powers..............................................4
                  Section 2.7       Filings..........................................................6
                  Section 2.8       Conduct of Business..............................................6
                  Section 2.9       Tax Reporting and Characterization...............................9
                  Section 2.10      Term.............................................................9

                                              ARTICLE III
THE MEMBER
                  Section 3.1       The Member.......................................................9
                  Section 3.2       Powers of Member. ...............................................9
                  Section 3.3       Limited Liability of the Member..................................9

                                              ARTICLE IV
MANAGEMENT OF THE COMPANY;
 THE BOARD OF MANAGERS; OFFICERS
                  Section 4.1       General Management of the Company...............................10
                  Section 4.2       Appointment and Term............................................10
                  Section 4.3       Number..........................................................10
                  Section 4.4       Procedure for Action by the Board...............................10
                                    (a)     Voting..................................................10
                                    (b)     Actions Requiring Unanimous Consent.....................11
                                    (c)     Place of Meetings.......................................11
                                    (d)     Annual Meetings.........................................11
                                    (e)     Special Meetings........................................11
                                    (f)     Quorum..................................................12
                                    (g)     Participation in Meetings by Conference

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                                             Telephone..............................................12
                                    (h)     Waiver of Notice........................................12
                                    (i)     Adjournment.............................................12
                                    (j)     Action Without Meeting..................................12
                  Section 4.5       Power to Bind Company...........................................13
                  Section 4.6       Restrictions on the Power of the Managers.......................13
                  Section 4.7       Obligations of the Managers. ...................................13
                  Section 4.8       Liability of Managers...........................................14
                  Section 4.9       Resignation.....................................................14
                  Section 4.10      Removal of Managers.............................................15
                  Section 4.11      Filling of Vacancies............................................15
                  Section 4.12      Managers' Compensation..........................................15
                  Section 4.13      Officers........................................................15
                                    (a)  Appointment of Officers....................................15
                                    (b)  Powers.....................................................15
                                    (c)  Removal and Filling of Vacancy of Officers.................15
                                    (d)  Liability of Officers......................................16
                  Section 4.14      Duty of Care of Managers and Officers...........................16

                                               ARTICLE V
CAPITAL STRUCTURE AND CONTRIBUTIONS
                  Section 5.1       Capital Structure...............................................16
                  Section 5.2       Capital Contributions...........................................16

                                              ARTICLE VI
PROFITS AND LOSSES; DISTRIBUTIONS
                  Section 6.1       Profits and Losses..............................................17
                  Section 6.2       Distributions...................................................17

                                              ARTICLE VII
ACCOUNTING AND RECORDS
                  Section 7.1       Books and Records...............................................17
                  Section 7.2       Delivery to Member and Inspection...............................17
                  Section 7.3       Bank Accounts...................................................17

                                             ARTICLE VIII
EXCULPATION; LIABILITIES: INDEMNIFICATION
                  Section 8.1       Exculpation.....................................................18
                  Section 8.2       Liabilities: Indemnification....................................18
                  Section 8.3       Amendments: Indemnification.....................................20
                  Section 8.4       Insurance.......................................................20


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                                              ARTICLE IX
DISSOLUTION AND WINDING UP
                  Section 9.1       Dissolution of the Company......................................20
                  Section 9.2       Certificate of Cancellation.....................................21
                  Section 9.3       Winding Up......................................................21
                  Section 9.4       Order of Payment of Liabilities Upon Dissolution. ..............21

                                               ARTICLE X
MISCELLANEOUS
                  Section 10.1      Amendments......................................................22
                  Section 10.2      Assignments; Additional Members.................................22
                  Section 10.3      Severability....................................................23
                  Section 10.4      Successors and Assigns..........................................23
                  Section 10.5      Limited Liability Company.......................................23
                  Section 10.6      Benefits of Agreement; No Third-Party Rights....................23
                  Section 10.7      Headings........................................................23
                  Section 10.8      Governing Law...................................................23
EXHIBIT A...........................................................................................26
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                                                 iii

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                              OPERATING AGREEMENT

                                      OF

                        MACRO Securities Depositor, LLC

                    (A Delaware Limited Liability Company)

                  This Operating Agreement, (as amended, supplemented or otherwise modified and in effect from time to time, the "Agreement") of MACRO Securities Depositor, LLC, a Delaware limited liability company (the "Company"), is made as of this 28th day of April, 2004 by Macro Securities Research, LLC, a Delaware limited liability company, as the sole member of the Company (together with its successors and assigns, the "Member").

                                   RECITALS

         WHEREAS, the Member has formed the Company as a limited liability company under the laws of Delaware pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C.ss. 18-101, et seq. (as amended and in effect from time to time, and any successor statute, the "Act"); and

         WHEREAS, a Certificate of Formation (as such certificate may be amended from time to time, the "Certificate of Formation") has been filed with the Secretary of State of the State of Delaware; and

         WHEREAS, the Member wishes to provide for the management of the business and affairs of the Company;

         NOW, THEREFORE, the Member by this Agreement sets forth the operating agreement for the Company under the laws of the State of Delaware upon the terms and subject to the conditions of this Agreement.



                                   ARTICLE I
                                  DEFINITIONS

                  Section 1.1 Definitions. Whenever used in this Agreement, capitalized terms will have the meanings assigned to them herein. All references herein to "this Agreement" are to this Operating Agreement as amended, supplemented or otherwise modified and in effect from time to time, and all references herein to Articles, Sections and subsections are to Articles, Sections and subsections of this Agreement unless otherwise specified.

         "Act" has the meaning set forth in the recitals.

         "Affiliate" means, in respect of any specified Person, any other Person that directly or indirectly controls, is controlled by or is under direct or indirect common control with the specified Person. For purposes of this Agreement, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

         "Agreement" has the meaning set forth in the preamble hereto.

         "Board of Managers" has the meaning set forth in Section 4.1.

         "Capital Contribution" means the total value of cash and the agreed fair market value of other property (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to pursuant to Code Section 752) contributed by the Member to the Company pursuant to this Agreement.

         "Certificate of Formation" has the meaning set forth in the recitals.

         "Certificates" has the meaning set forth in Section 2.6(a)(v).

         "Code" means the Internal Revenue Code of 1986, as amended (or any successor law).

         "Company" has the meaning set forth in the preamble hereto.

         "control" has the meaning set forth in the definition of the term "Affiliate" above.

         "Damages" has the meaning set forth in Section 8.2(a).

         "Fiscal Year" means the Company's fiscal year, which shall be the calendar year, or such other period designated by the Member as may be required or allowed by the Code, except that the initial fiscal year will commence on the filing of the Certificate of Formation in the office of the Secretary of State of the State of Delaware and will end as required pursuant to the Code.

         "General Assets" has the meaning set forth in Section 2.8(a)(i).

         "Indemnified Party" has the meaning set forth in Section 8.2(a).

         "Manager" or "manager" has the meaning set forth in Section 4.2.

         "Member" has the meaning set forth in the preamble hereto.

         "Notes" has the meaning set forth in Section 2.6(a)(v).

         "Percentage Interest" means, with respect to any Member, a fraction, expressed as a percentage, equal to such Member's (or its predecessor's) Capital Contributions divided by the Capital Contributions of all Members.

         "Person" means a legal person, including any individual, corporation, estate, partnership (limited or general), joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Security" has the meaning set forth in Section 2.6(a)(v).

         "Secretary of State" means the Secretary of State of the State of Delaware.

         "Transfer Agreements" has the meaning set forth in Section
2.6(a)(iv).

         "Trusts" has the meaning set forth in Section 2.6(a)(iv).


                                  ARTICLE II
                            ORGANIZATIONAL MATTERS

                  Section 2.1 Formation. Lynn Buckley has caused the Certificate of Formation attached hereto as Exhibit A to be executed, delivered and filed with the Secretary of State of the State of Delaware. Lynn Buckley is hereby designated as an "authorized person" within the meaning of the Act and such filing is hereby approved and ratified in all respects. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, each Member, each Manager and each officer of the Company thereupon will be designated as an "authorized person" and each will continue as a designated "authorized person" with the meaning of the Act. Any Member, any Manager or any officer of the Company, as an authorized person within the meaning of the Act, will execute, deliver and file, or cause the execution, delivery and filing of, all certificates (and any amendments and/or restatements thereof) required or permitted by the Act to be filed with the Secretary of State of the State of Delaware. Any Member, any Manager or any officer of the Company will execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business. The rights and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member is different by reason of an provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the fullest extent permitted by the Act, control.

                  Section 2.2 Name. The name of the limited liability company will be "MACRO Securities Depositor, LLC." The business of the Company will be carried on in such name with variations and changes as the Board of Managers will determine or deem necessary to comply with requirements of the jurisdictions in which the Company's operations are conducted.

                  Section 2.3 Principal Place of Business. The principal place of business of the Company, and the place where its books and records will be kept, will be 1698 Massachusetts Avenue, Cambridge, Massachusetts 02138, or such other place or places as the Board of Managers may from time to time designate.

                  Section 2.4 Registered Office in Delaware. The registered office of the Company in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle.

                  Section 2.5 Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle.

                  Section 2.6 Purposes and Powers. (a) The purposes of the Company are:

                          (i) to create, acquire, develop, refine, finance, market, promote, license, sell, or provide services or products relating to the securitization of macro-economic interests;

                          (ii) to acquire from time to time all right, title and interest in and to securities and other investment instruments (the "Eligible Investments") including but not limited to obligations of the United States and United States government agencies, certificates of deposit, corporate or other debt obligations, commercial paper, time deposits, bankers acceptances, repurchase agreements and guaranteed investment contracts;

                           (iii) to acquire, own, hold, service, sell, assign, pledge and otherwise deal with the Eligible Investments and any proceeds or rights associated with the Eligible Investments;

                           (iv) to transfer Eligible Investments or interests therein to trusts (the "Trusts") pursuant to one or more transfer agreements, sale agreements, trust agreements, pooling agreements or other agreements (the "Transfer Agreements") to be entered into by and among, among others, the Company, the Persons named therein and any entity acting as trustee of the Eligible Investments;

                           (v) to authorize, issue, acquire, purchase, sell and deliver one or more series or classes of bonds, notes or other evidences of indebtedness (the "Notes") or certificates (the "Certificates") or other securities (collectively, the "Securities") secured or collateralized by, or representing an interest in, one or more pools of Eligible Investments, provided that holders of such Securities will have no recourse to the Company for any obligations other than the Eligible Investments that secure, collateralize, or have interests represented by, such Securities;

                           (vi) to file registration statements with the Securities and Exchange Commission for the issuance of Securities issued by the Trusts and to act as the issuer in transactions exempt from registration under the Securities Act of 1933;

                           (vii) to enter into interest rate hedging agreements to reduce the interest rate risk of funding Eligible Investments and other financial assets of the Company and of trusts which purchase or fund Eligible Investments;

                           (viii) to perform its obligations under the Transfer Agreements; and

                           (ix) to engage in any or all lawful activities for which limited liability companies may be organized under the Act and which the Board of Managers may deem to be in the best interests of the Company, and to do all other things deemed by the Board of Managers to be necessary or desirable in connection with any of the Company's businesses.

                  (b) The Company shall have all powers available under the Act which are necessary or desirable to accomplish the aforesaid purposes.

                  (c) The Company, by or through any Manager or any officer of the Company on behalf of the Company, may enter into and perform the Transfer Agreements and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization will not be deemed a restriction on the powers of any Manager or any officer of the Company to enter into other agreements on behalf of the Company.

                  Section 2.7 Filings. The Member shall execute such instruments, certificates, notices and documents, and shall do or cause to be done all such filings, recordings, publications and other acts, as may be necessary or appropriate from time to time or comply with all applicable requirements for the formation and operation and, when appropriate, termination of a limited liability company in the State of Delaware.

                  Section 2.8 Conduct of Business.

                  (a) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Company will not do any of the following:

                               (i) create, incur or assume any indebtedness or issue any security or sell or transfer any assets (including the Eligible Investments) or any interests in such assets to a Trust or other Person which issues a security in respect of any such assets unless any such indebtedness or security (A) has no recourse to any assets of the Company other than (i) the assets to which such indebtedness or security relates or (ii) general assets of the Company which have not been pledged, assigned, conveyed or purported to be conveyed to any Person (the "General Assets") and (B) does not constitute a claim against the Company if cash flow from the assets securing or collateralizing such indebtedness or security or from the General Assets, as applicable, is insufficient to repay the debt, and in the event such indebtedness or security is deemed to constitute a claim against the other assets securing or collateralizing any other indebtedness or security of the Company, or against any assets which have been pledged, assigned, conveyed or purported to be conveyed to another Person, such claim will be subordinate to the claims of such other indebtedness or security to which those assets relates or of such other Person; or

                               (ii) create, incur or assume any indebtedness or issue any security, or sell or transfer any assets (including the Eligible Investments) or any interests in such assets to a Trust or other Person which issues a security in respect of any such assets unless the debt holders or transferees (A) agree or are deemed to have agreed that the debt, liabilities and obligations incurred, contracted for or otherwise existing with respect to such indebtedness or transfer will be enforceable against the assets securing or collateralizing such indebtedness or security or against the General Assets only, and not against the assets of the Company securing or collateralizing any other indebtedness or security of the Company, and (B) agree or are deemed to have agreed that to the extent such debt holders or transferees are deemed to have any interest in any assets collateralizing or securing any other indebtedness or security of the Company, their interest in those assets will be subordinate to claims or rights of such other debt holders and transferees to those assets and, further, that such agreement will constitute a subordination agreement for purposes of
         Section 510(a) of the Bankruptcy Code.

                  (b) The Company will at all times:

                               (i) maintain its existence as a limited
         liability company and remain in good standing under the laws of the State of Delaware;

                               (ii) observe all limited liability company procedures required by this Agreement and such others, if any, as may be from time to time required by the Act;

                               (iii) ensure that (x) the business and affairs of the Company are at all times managed by or under the direction of the Board of Managers, (y) the Board of Managers will have duly authorized all actions requiring such authorization and, (z) when required by law or by this Agreement, the Company will have obtained the proper authorization for action from its Members;

                               (iv) maintain the Company's books, financial statements, accounting records and other limited liability company documents and records separate from those of the Member, any Affiliate thereof or any other entity;

                               (v) not commingle the Company assets with those of the Member or any Affiliate thereof and not hold itself out as being liable for the debts of another;

                               (vi) maintain its bank accounts, books of account and payroll (if any) separate from those of its Affiliates, the Member or any of the Member's Affiliates or any other Person or entity; and ensure that its funds and other assets will at all times be readily distinguishable from the funds and other assets of its Affiliates, the Member and any of the Member's Affiliates or any other Person or entity;

                               (vii) act solely in its own name and through its own managers and agents so as not to mislead others as to its identity or the identity of any Affiliate and correct any known misunderstanding regarding its separate identity, and conduct all oral and written communications of the Company, including without limitation letters, invoices, contracts, statements and applications solely in the name of the Company;

                               (viii) separately manage its liabilities from those of the Member or any Affiliate thereof and pay its own liabilities, including all administrative expenses, from its own separate assets, provided that the Member or any Affiliate thereof may pay certain of the organizational costs of the Company, and the Company will reimburse the Member or any such Affiliate for its allocable portion of shared expenses paid by the Member or such Affiliate, and provided, further, that the Member may pay fees and expenses and indemnify parties pursuant to Section 2.8(d);

                               (ix) at all times maintain an arm's length relationship with any Affiliates;

                               (x) have a sufficient number of Managers and any other authorized agents to manage its operations; and

                               (xi) maintain adequate capital in light of its contemplated business operations.

                  (c) The Company will not assume the liabilities of the Member or any Affiliate thereof, and will not guarantee the liabilities of the Member or any Affiliate thereof.

                  (d) Notwithstanding any provision in this Agreement to the contrary, the Member in its own capacity (i) may pay fees and expenses of and indemnify trustees relating to the Trusts and (ii) may indemnify any underwriter, placement agent, initial purchaser for resale or other Person performing similar functions in connection with the issuance of any Securities.

                  Section 2.9 Tax Reporting and Characterization. It is the Members' express intention that the Company not constitute a separate entity for purposes of federal income tax or state or local income, franchise or other taxes.

                  Section 2.10 Term. Unless terminated in accordance with this Agreement and the Act, the Company will have perpetual existence. The existence of the Company as a separate legal entity will continue until cancellation of the Certificate of Formation as provided in the Act.

                                  ARTICLE III
                                  THE MEMBER

                  Section 3.1 The Member. The name and address of the Member is as follows:

                  Macro Securities Research, LLC
                  1698 Massachusetts Avenue
                  Cambridge, Massachusetts  02138

                  Section 3.2 Powers of Member. The Member (acting in its capacity as such) will have the authority to take all actions specifically enumerated in the Certificate of Formation or this Agreement.

                  Section 3.3 Limited Liability of the Member. Except as required under the Act or as expressly set forth in this Agreement, all debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, will be solely the debts, obligations and liabilities of the Company, and the Member will not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.


                                  ARTICLE IV
                          MANAGEMENT OF THE COMPANY;
                        THE BOARD OF MANAGERS; OFFICERS

                  Section 4.1 General Management of the Company. Subject to such matters which are expressly reserved hereunder or under the Act to the Member for decision, the business, properties and affairs of the Company will be managed by a board of managers (the "Board of Managers") which, without limiting the generality of the foregoing, will have the power to appoint officers of the Company, to appoint and direct agents, to grant general or limited authority to officers, employees and agents of the Company, and to make, execute and deliver contracts and other instruments and documents in the name and on behalf of the Company.

                  Section 4.2 Appointment and Term. The Member will be entitled to appoint from time to time persons to serve as the managers (each, a "Manager") on the Board of Managers. Managers will serve until their respective successors are appointed by the Member or until their earlier death, disability, resignation, retirement or removal. Each Manager is hereby designated as a "manager" of the Company within the meaning of Section 18-101(10) of the Act.

                  Section 4.3 Number. The number of Managers which will constitute the whole Board of Managers will be not less than three nor more than five. The number may be increased or reduced from time to time by amendment of this Agreement. The initial Board of Managers will consist of three individuals who will be:

                                  Samuel Masucci, III
                                  Allan Weiss
                                  Robert J. Shiller


                  Section 4.4 Procedure for Action by the Board.

                  (a) Voting. Any action permitted or required to be taken by the Board of Managers may be taken by a simple majority of the members of the Board of Managers except for actions that require unanimous consent of the members of the Board of Directors pursuant to Section 4.4(b); provided, however, that the Board of Managers may delegate the day-to-day management of the Company to an individual or entity which may or may not be a Manager. Each Manager has the right to one vote. Each Manager not only has the right to his own vote, but may vote by proxy for one other Manager.

                  (b) Actions Requiring Unanimous Consent. Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Members, the Board of Managers or any Person on behalf of the Company, neither the Company, the Members, the Board of Managers nor any other Person on behalf of the Company will, without the written consent of 100% of the members of the Board of Managers, do any of the following:

                               (i) dissolve or liquidate, in whole or in part, consolidate or merge with or into any other entity or convey or transfer the Company's properties and assets substantially as an entirety to any entity; or

                               (ii) institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a substantial part of the Company's property, or make any assignment for the benefit of creditors, or admit in writing the Company's inability to pay the Company's debts generally as they become due, or take corporate action in furtherance of any such action.

                  (c) Place of Meetings. Regular or special meetings of the Board of Managers shall be held at any place within or without the Commonwealth of Massachusetts which has been designated in the notice of the meeting or, if not stated therein, as designated by resolution of the Board. In the absence of such designation, meetings shall be held at a principal executive office of the Company.

                  (d) Annual Meetings. Not less than once each fiscal year on the dates and at the times published by the Board of Managers at the beginning of each fiscal year, the Board of Managers shall hold a regular meeting at the principal executive office of the company, or at any other place that has been designated by the Board, for the purpose of organization, and the transaction of other business. Notice of these meetings shall not be required unless the date, time or place of the meeting is changed.

                  (e) Special Meetings. Special meetings of the Board of Managers for any purpose or purposes may be called at any time by the President, the Secretary or by any two Managers upon twenty-four hours written or personal notice (confirmed by telecopy). Unless given personally, any such notice shall be addressed or delivered to each Manager at such Manager's address as it is shown upon the records of the Company or as may have been given to the Company by the Manager for the purposes of notice.

                  (f) Quorum. A majority of the number of Managers constitutes a quorum of the Board of Managers for the transaction of business, except to adjourn as hereinafter provided. Every act or decision made by a majority of the Managers present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Managers, unless a greater number is required by law, by contract or hereunder. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Managers, if any action taken is approved by at least a majority of the required quorum for such meeting.

                  (g) Participation in Meetings by Conference Telephone. Managers may participate in a meeting through the use of conference telephone or similar communications equipment, so long as all Managers participating in such meeting can hear one another. Such participation shall constitute presence in person at such meeting.

                  (h) Waiver of Notice. Notice of a meeting need not be given to any Manager who signs a waiver of notice of a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Manager. All such waivers, consents or approvals shall be filed with the Company's records or made a part of the minutes of the meeting.

                  (i) Adjournment. A majority of the Managers present, whether or not a quorum is present, may adjourn any Board of Managers meeting to another time and place. If a meeting is adjourned, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Managers that were not present at the time of adjournment.

                  (j) Action Without Meeting. Any action required or permitted to be taken by the Board of Managers may be taken without a meeting and without prior notice if such number of Managers sufficient to approve such action pursuant to the terms of this agreement consent thereto in writing. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Managers.

                  Section 4.5 Power to Bind Company. Notwithstanding the last sentence of Section 18-402 of the Act, only the Managers and authorized officers of the Company (acting in their capacity as such) will have authority to bind the Company to any third party with respect to any matter.

                  Section 4.6 Restrictions on the Power of the Managers. The Board of Managers will not have the authority to:

                  (a) cause the Company to do any acts in violation of or in breach of any agreement entered into by the Company to the extent such acts are not expressly permitted by this Agreement;

                  (b) take any action in contravention of the Act, the Certificate of Formation or this Agreement (each as may be amended, supplemented or otherwise modified and in effect from time to time);

                  (c) to the fullest extent permitted by law, take any action that would make it impossible to carry on the ordinary business of the Company;

                  (d) admit any Person as a member of the Company;

                  (e) knowingly perform any act that would subject the Member to loss of limited liability in any jurisdiction; or

                  (f) take any action to amend or modify the Certificate of Formation or this Agreement.

                  Section 4.7 Obligations of the Managers.

                  (a) Subject to Section 4.4(b), as long as any Securities are outstanding and until all obligations of the Company pursuant to the Transfer Agreements have been satisfied, the Board of Managers will take all action that may be necessary or appropriate for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Delaware (and each other jurisdiction in which such existence is necessary to protect the limited liability of the Member or to enable the Company to conduct the business in which it is engaged).

                  (b) Each Manager will devote to the Company such time as he or she deem necessary to conduct the Company's business and affairs in an appropriate manner.

                  (c) The Board of Managers will use their best efforts, in the conduct of the Company's activities and business, to put all Persons with whom the Company deals on notice that the Member is not liable for the Company's obligations and all agreements to which the Company is a party will include a statement to the effect that the Company is a limited liability company formed under the Act; provided, however, the failure to include such a statement in an agreement to which the Company is a party will not affect the Company's power and authority or authorization to enter into such agreement.

                  (d) The Board of Managers will prepare or cause to be prepared and will file or cause to be filed on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Company. The Board of Managers will cause the Company to pay any taxes payable by the Company; provided, however, that the Managers will not be required to cause the Company to pay any tax so long as the Company is contesting in good faith and by appropriate legal proceedings the validity, applicability or amount thereof and such contest does not materially endanger any right or interest of the Company.

                  (e) The Board of Managers will, from time to time, submit, or cause to be submitted, to any appropriate state securities administrator all documents, papers, statistics and reports required to be filed with or submitted to such state securities administrator.

                  (f) The Board of Managers will use their best efforts to cause the Company to be formed, reformed, or qualified to engage in investment activities, or be registered under any applicable assumed or fictitious name statute or similar law in any state in which the Company then makes investments or transacts business, if such formation, reformation, qualification or registration is necessary or desirable in order to protect the limited liability of the Members or to permit the Company lawfully to own or make investments or transact business.

                  Section 4.8 Liability of Managers. No person who is a Manager of the Company shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely be reason of being a Manager of the Company.

                  Section 4.9 Resignation. Any Manager may resign at any time upon written notice of resignation to the Member. Any resignation will be effective immediately unless a date certain is specified for it to take effect, in which event it will be effective upon such date, and acceptance of any resignation will not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

                  Section 4.10 Removal of Managers. Any Manager may be removed, either for or without cause, by the Member.

                  Section 4.11 Filling of Vacancies. In the case of any increase in the number of Managers, or of any vacancy in the Board of Managers, the additional Manager will be appointed by the Member.

                  Section 4.12 Managers' Compensation. Any or all Managers may receive such reasonable compensation for their services, whether in the form of salary or otherwise, with expenses, if any, as the Board of Managers and the Member may from time to time determine.

                  Section 4.13 Officers.

                  (a) Appointment of Officers. The Board of Managers, by a simple majority, may from time to time appoint authorized officers of the Company who may, on behalf of the Company, execute agreements to which the Company is a party and any document or certificate to be delivered in connection herewith or pursuant hereto. The officers of the Company shall have such titles as determined by the Board of Managers. The officers shall serve at the pleasure of the Board of Managers, subject to all rights, if any, of an officer under any contract of employment or other agreement.

                  (b) Powers. Each authorized officer will have the right and authority to take all actions specifically enumerated in the Certificate of Formation or this Agreement which may be taken by the Company or which the authorized officer otherwise deems necessary, useful or appropriate for the day-to-day management and conduct of the Company's business. All instruments, contracts, agreements and documents providing for the acquisition, mortgage or disposition of property of the Company will be valid and binding on the Company only if executed by an authorized officer of the Company.

                  (c) Removal and Filling of Vacancy of Officers. Subject to the rights, if any, of an officer under a contract of employment, any officer may be removed, either with or without cause, by the Board of Managers at any time. A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled only by the Board of Managers. The Board of Managers may at any time terminate or modify the authority of any agent.

                  (d) Liability of Officers. No person who is an officer of the Company shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being an officer of the Company.

                  Section 4.14 Duty of Care of Managers and Officers. Except to the extent otherwise provided herein:

                  (a) Each Manager and officer of the Company will, to the fullest extent permitted by law, including Section 18-1101(c) of the Act, discharge his or her duties in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the Manager reasonably believes to be in the best interests of the Company.

                  (b) Each Manager and officer of the Company may rely on information or advice received from other persons if that reliance is consistent with the standard of care set forth in Section 4.13(a) above.


                                   ARTICLE V
                      CAPITAL STRUCTURE AND CONTRIBUTIONS

                  Section 5.1 Capital Structure. Simultaneously with the execution and delivery of this Agreement, Macro Securities Research, LLC will be admitted as the sole member of the Company with a Percentage Interest of 100% in the Company.

                  Section 5.2 Capital Contributions. From time to time, the Board of Managers may determine that the Company requires capital and may request the Member to make capital contributions in an amount determined by the Board of Managers. The Member may, but is not required to, make such additional capital contributions as it may determine in its sole discretion. A capital account will be maintained for the Member, to which contributions and profits will be credited and against which distributions and losses will be charged.


                                  ARTICLE VI
                       PROFITS AND LOSSES; DISTRIBUTIONS

                  Section 6.1 Profits and Losses. For financial accounting and tax purposes, the Company's net profits or net losses will be determined on an annual basis in accordance with the manner determined by the Board of Managers. In each year, profits and losses will be allocated entirely to the Member.

                  Section 6.2 Distributions. From time to time, the Board of Managers will cause the Company to distribute any cash held by it which is neither reasonably necessary for the operation of the Company or the performance of its obligations under the Transfer Agreements nor, notwithstanding any provisions to the contrary contained in this Agreement, in violation of Section 18-607 or 18-804 of the Act or of any other applicable law. The distributions of the Company will be allocated entirely to the Member.

                                  ARTICLE VII
                            ACCOUNTING AND RECORDS

                  Section 7.1 Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with such accounting procedures and principles as the Board of Managers may deem appropriate.

                  Section 7.2 Delivery to Member and Inspection. Upon the request of the Member, the Board of Managers shall promptly deliver to the Member, or permit the Member to inspect during normal business hours, at the expense of the Company, any information which the Member may reasonably request.

                  Section 7.3 Bank Accounts. The Board of Managers will maintain the funds of the Company in one or more separate bank accounts in the name of the Company, and shall not permit the funds of the Company to be co-mingled in any fashion with the funds of any other Person.


                                 ARTICLE VIII
                   EXCULPATION; LIABILITIES: INDEMNIFICATION

                  Section 8.1 Exculpation. Notwithstanding any other provisions of this Agreement, whether express or implied, or obligation or duty at law or in equity, none of the Member, the Managers, or any officers, directors, stockholders, partners, employees, representatives or agents of any of the foregoing, nor any officer, employee, representative or agent of the Company or any of its Affiliates will, to the fullest extent permitted by law, be liable to the Company or any other Person for any act or omission (in relation to the Company, this Agreement, any related document or any transaction contemplated hereby or thereby) taken or omitted by such Person bound by this Agreement in the reasonable belief that such act or omission is in or not contrary to the best interests of the Company and is within the scope of authority granted to such Person by the Agreement, provided such act or omission does not constitute fraud, deceit, gross negligence, reckless or intentional misconduct or a knowing violation.

                  Section 8.2 Liabilities: Indemnification. (a) Subject to
Section 8.2(f), any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is or was a Member, Manager, officer, partner, trustee, employee, agent or legal representative of the Company (each, an "Indemnified Party"), will be indemnified and held harmless by the Company to the fullest extent legally permissible against all expenses, claims, damages, liabilities and losses (including without limitation, judgments, interest on judgments, fines, charges, costs, amounts paid in settlement, expenses and attorneys' fees incurred in investigating, preparing or defending any action, claim suit, inquiry, proceeding, investigation or any appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or commission), whether pending or merely threatened, whether or not any Indemnified Party is or may be a party thereto, including interest on any of the foregoing (collectively, "Damages") arising out of, or in connection with, the management or conduct of the business and affairs of the Company, except for any such Damages to the extent that they are found by a court of competent jurisdiction to have resulted from fraud, deceit, gross negligence, reckless or intentional misconduct or a knowing violation of the Indemnified Parties or willful violations of the express provisions hereof by the Indemnified Parties; provided, however, the foregoing shall not require the Company to indemnify and hold harmless any Person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such Person. The Indemnified Parties may consult with counsel and accountants with respect to the affairs of the Company and will be fully protected and justified, to the extent allowed by law, in acting, or failing to act, if such action or failure to act is in accordance with the advice or opinion of such counsel or accountants.

                  (b) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the Person seeking indemnification did not act in good faith and in a manner which such Person reasonably believed to be in or not opposed to the best interest of the Company or its creditors, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such Person's conduct was unlawful. Entry of a judgment by consent as part of a settlement will not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

                  (c) Subject to Section 8.2(f), unless the Board of Managers otherwise determines, in its sole discretion, expenses (including attorneys' fees and disbursements) incurred by an Indemnified Party in defending any civil, criminal, administrative or investigative action, suit or proceeding shall, to the fullest extent permitted by law, be paid by the Company in advance of the final disposition of such action, suit, proceeding or claim upon receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount if there shall be a final adjudication or determination that such Indemnified Party is not entitled to indemnification as provided herein; provided, however, that the foregoing shall not require the Company to advance amounts to any Indemnified Party in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such Indemnified Party. Expenses (including attorneys' fees and disbursements) incurred by other Indemnified Parties in defending in any civil, criminal, administrative or investigative action, suit, proceeding or claim shall be paid by the Company upon such terms and conditions, if any, as the Board of Managers deems appropriate.

                  (d) To the fullest extent permitted by law, including
Section 18- 1101(c) of the Act, no Manager of the Company will be personally liable to the Company for monetary damages for any breach of fiduciary duty by such person as a Manager.

                  (e) The indemnification and advancement of expenses provided by this Section 8.2 will not be deemed exclusive of any other rights to which those seeking indemnification or advancement may by entitled under any agreement, vote of the Board of Managers or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and will continue as to a Person who has ceased to be a Manager, employee or agent and will inure to the benefit of the heirs, executors and administrators of such Person.

                  (f) Any amounts payable by the Company in accordance with this Section 8.2 will be payable solely to the extent of funds available therefor. The Company's obligations under this Section 8.2 will, to the fullest extent permitted by law, not constitute a claim against the Company to the extent that the Company does not have funds sufficient to make payment of such obligations. Any claim that an Indemnified Party may have at any time against the Company that it may seek to enforce hereunder will be subordinate to the payment in full (including post-petition interest, in the event that the Company becomes a debtor or debtor in possession in a case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or otherwise subject to any insolvency, reorganization, liquidation, rehabilitation or other similar proceedings) of the claims of the holders of any Securities which are collateralized or secured by the assets of the Company and of claims (if any) of any Person to which Eligible Investments (or interests therein) have been transferred pursuant to any Transfer Agreement.

                  Section 8.3 Amendments: Indemnification. The indemnities contained in Section 8.2 will survive the resignation, removal or termination of any Indemnified Party or the termination of this Agreement. Any repeal or modification of this Article VIII will not adversely affect any rights of such Indemnified Party pursuant to this Article VIII, including the right to indemnification and to the advancement of expenses of an Indemnified Party existing at the time of such repeal or modifications with respect to any acts or omissions occurring prior to such repeal or modification.

                  Section 8.4 Insurance. The Company shall have the power to purchase and maintain insurance on behalf of any Person who is or was a Manager, officer or agent of the Company against any liability asserted against such Person and incurred by such Person in any capacity, or arising out of such Person's status as an agent, whether or not the company would have the power to indemnify such Person against such liability under the provisions of Section 8.2 or under applicable law.

                                  ARTICLE IX
                          DISSOLUTION AND WINDING UP

                  Section 9.1 Dissolution of the Company. The Company will be dissolved upon any of the following events:

                           (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act;

                           (ii) the entry of a decree of judicial dissolution under the Act; or

                           (iii) the termination of the Company by the Board of Managers.

                  Section 9.2 Certificate of Cancellation. As soon as possible following the occurrence of any of the events specified in Section 9.1, the Board of Managers (if the Board of Managers has not wrongfully dissolved the Company) or the Member, shall execute a Certificate of Cancellation in such form as shall be prescribed by the Act and file the Certificate of Cancellation as required by the Act.

                  Section 9.3 Winding Up. Upon the occurrence of any event specified in Section 9.1, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. The Board of Managers (if the Board of Managers has not wrongfully dissolved the Company) or the Member shall be responsible for overseeing the winding up and liquidation of Company, shall take full account of the liabilities of Company and its assets, shall cause its assets to be sold or distributed, and if sold, shall cause its assets to be sold as promptly as is consistent with obtaining the fair market value thereof, and shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in Section 9.4. The Persons winding up the affairs of the Company shall give written notice of the commencement of winding up by mail to all known creditors and claimants whose addresses appear on the records of the Company.

                  Section 9.4 Order of Payment of Liabilities Upon Dissolution.

                  (a) After determining that all known debts and liabilities of the Company in the process of winding-up, including without limitation, debts and liabilities to the Member as a creditor of the Company, have been paid or adequately provided for, the remaining assets will be distributed to the Member.

                  (b) A payment of a debt or liability, whether the whereabouts of the creditor is known or unknown, will be deemed adequately provided for if the payment has been provided for by either of the following means:

                                    (i) payment thereof has been assumed or
                  guaranteed in good faith by one or more financially responsible Persons or by the United States government or any agency thereof, and the provision, including the financial responsibility of the Person, was determined in good faith and with reasonable care by the Member or Board of Managers to be adequate at the time of any distribution of the assets pursuant to this Section; or

                                    (ii) the amount of the debt or liability
                  has been deposited in an account for the benefit of the creditor.

This Section 9.4 shall not prescribe the exclusive means of making adequate provision for debts and liabilities.


                                   ARTICLE X
                                 MISCELLANEOUS

                  Section 10.1 Amendments. Except as provided in Section 2.1 with respect to amendments required by law, this Agreement and the Certificate of Formation may be amended only in writing by the Member existing at the time of this Agreement. An amendment will become effective as of the date specified in the approval of the Members, or if none is specified, as of the date of such approval or as otherwise provided in the Act.

                  Section 10.2 Assignments; Additional Members. (a) The Member may sell, assign or transfer in whole or in part its Percentage Interest without the consent of the Board of Managers. Upon the assignment by the Member of all of its limited liability company interest in the Company pursuant to this Section 9.6(a), the assignee will be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission will be deemed effective immediately prior to the assignment and, immediately following such admission, the assignor Member will cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to a Member by merger or consolidation in compliance with this Agreement will, without any further act, be the Member hereunder, and such merger or consolidation will not constitute an assignment for purposes of this Agreement and the Company will continue without dissolution.

                  (b) One or more additional members of the Company may be admitted to the Company with the written consent of the Member.

                  Section 10.3 Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement will be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms will be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and will in no way affect the validity or enforceability of the other provisions of this Agreement.

                  Section 10.4 Successors and Assigns. All covenants and agreements contained herein will be binding upon, and inure to the benefit of, the Member and its successors and permitted assigns, all as herein provided.

                  Section 10.5 Limited Liability Company. The Member intends to form a limited liability company and does not intend to form a partnership under the laws of the State of Delaware or any other laws.

                  Section 10.6 Benefits of Agreement; No Third-Party Rights. None of the provisions of this Agreement (including Section 5.2) will be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member. Nothing in this Agreement will be deemed to create any right in any Person (other than the Indemnified Parties) not a party hereto, and this Agreement will not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.

                  Section 10.7 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and will not define or limit any of the terms or provisions hereof.

                  Section 10.8 Governing Law. THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

                  Section 10.9 Counterparts. This Agreement may be executed in counterparts, each of which when so executed will be an original, but all of which together will constitute but one and the same agreement.

                  IN WITNESS WHEREOF, the undersigned Member has duly executed this Agreement as of the 28th day of April, 2004.


                                    By:  MACRO SECURITIES RESEARCH, LLC,
                                         as Member


                                    By:  /s/ Allan Weiss
                                         ---------------------------------
                                         Name:     Allan Weiss
                                         Title:    Chief Executive Officer

                                                                 EXHIBIT A


                           CERTIFICATE OF FORMATION

                                      OF

                        MACRO Securities Depositor, LLC


                  1. The name of the limited liability company is MACRO Securities Depositor, LLC (the "Company").

                  2. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  3. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of MACRO Securities Depositor, LLC on this 28th day of April, 2004.


                                                   _______________________
                                                   Authorized Person